UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2024

Armada Acquisition Corp. I

(Exact name of Registrant as specified in its charter)

Delaware	001-40742	85-3810850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1760 Market Street, Suite 602

Philadelphia, PA 19103

(Address of principal executive offices)

(215) 543-6886

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	AACI U	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	AACI	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock for $11.50 per share	AACI W	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 14, 2024, Armada Acquisition Corp. I, a Delaware corporation (the “Company”), filed a supplement (the “Supplement”) to the definitive proxy statement of the Company, dated January 12, 2024 (the “Proxy Statement”), that was sent to stockholders in connection with the Company’s special meeting of stockholders initially scheduled for 11:00 a.m., Eastern Time, on February 13, 2024, and postponed to 11:00 a.m., Eastern Time, on February 15, 2024, virtually, at https://www.cstproxy.com/armadaacqi/2024 (the “Stockholder Meeting”).

The Company filed the Supplement with the Securities and Exchange Commission to advise stockholders that Company is increasing the proposed deposit into the Trust Account if the Extension Amendment Proposal (as defined in the Proxy Statement) is approved from the lesser of $47,266.98 or $0.02 for each then-outstanding public share to the lesser of $82,717.22 or $0.035 for each then-outstanding public share. The corresponding disclosure in the Proxy Statement in the “Letter to Stockholders”, “Notice of Special Meeting of Stockholders” and pages 6, 11, 16-17 and 22-23 were amended as follows:

“If the Extension Amendment Proposal is approved and the Charter Extension becomes effective, within three business days of February 17, 2024, the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) shall make a deposit into the Trust Account (as defined below) of the lesser of (i) $82,717.22 or (ii) $0.035 for each then-outstanding Public Share, in exchange for a non-interest bearing, unsecured promissory note issued by Armada to the Lender. In addition, if the Extension Amendment Proposal is approved and the Charter Extension becomes effective, in the event that Armada has not consummated a Business Combination by March 17, 2024, without approval of Armada’s stockholders, Armada may, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, extend the Termination Date up to five times, each by one additional month (for a total of up to six additional months to complete a Business Combination), provided that the Lender will deposit into the Trust Account for each such monthly extension, the lesser of (i) $82,717.22 or (ii) $0.035 for each then-outstanding Public Share for an aggregate deposit of the lesser of (x) $413,586.10 or (y) $0.175 for each then-outstanding Public Share (if all five additional monthly extensions are exercised), in exchange for a non-interest bearing, unsecured promissory note issued by Armada to the Lender. If Armada completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note or convert a portion or all of the amounts loaned under such promissory note into shares of Common Stock, which shares will be identical to the shares of Armada issued in a private placement that occurred simultaneously with the consummation of Armada’s initial public offering. If Armada does not complete a Business Combination by the applicable Termination Date, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.”

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2024

By:	/s/ Stephen P. Herbert
Name:	Stephen P. Herbert
Title:	Chief Executive Officer and Chairman